SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Waste Management, Inc. (the “Company”) held on May 14, 2024 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Third Restated Certificate of Incorporation (the “Certificate”) to eliminate or limit the personal liability of certain officers for monetary damages associated with claims of breach of the duty of care in certain instances (referred to as “exculpation”) as permitted by the Delaware General Corporation Law (“DGCL”) and also simplify the existing exculpation provision related to directors of the Company set forth in the Certificate by referring to the DGCL as the same exists or may hereafter be amended instead of specifying each instance where exculpation for directors is currently not available under the DGCL (the “Charter Amendment”). As a result of the Charter Amendment, if the DGCL is further amended to eliminate or limit the liability of officers or directors, the liability of such officers and directors will be limited or eliminated to the fullest extent permitted by law, as so amended.

The Charter Amendment had been previously approved by the Company’s Board of Directors. On May 14, 2024, the Company filed a Certificate of Amendment with the Delaware Secretary of State, which became effective upon filing. The foregoing is qualified by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company subsequently filed a restatement of the Certificate with the Delaware Secretary of State on May 15, 2024 (the “Fourth Restated Certificate of Incorporation”), which became effective upon filing and only restates the Certificate and integrates the Charter Amendment. The foregoing is qualified by reference to the full text of the Fourth Restated Certificate of Incorporation, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 344,649,951 shares of the Company’s common stock, out of a total of 401,296,564 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The items set forth below were voted on by the Company’s stockholders. Each of the director nominees listed under item 1 were elected and the Company’s stockholders approved the proposals in each of items 2, 3 and 4. Final vote results are set forth below.

1.	Election to the Company’s Board of Directors of the following nine director nominees:

Name	For	Against	Abstentions	Broker Non-Votes
Thomas L. Bené	298,944,012	3,021,689	358,398	42,325,852
Bruce E. Chinn	298,749,747	3,215,839	358,513	42,325,852
James C. Fish, Jr.	298,860,021	3,107,616	356,462	42,325,852
Andrés R. Gluski	292,489,565	9,478,223	356,311	42,325,852
Victoria M. Holt	286,998,734	14,975,886	349,479	42,325,852
Kathleen M. Mazzarella	292,298,272	9,669,679	356,148	42,325,852
Sean E. Menke	293,876,225	8,091,150	356,724	42,325,852
William B. Plummer	295,627,666	6,339,435	356,998	42,325,852
Maryrose T. Sylvester	293,209,573	8,778,902	335,624	42,325,852

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstentions
327,464,750	16,486,752	698,449

3.	Approval, on an advisory basis, of the Company’s executive compensation as described in the Company’s 2024 proxy statement:

For	Against	Abstentions	Broker Non-Votes
279,746,494	21,569,162	1,008,443	42,325,852

4.	Approval of an Amendment to the Certificate of Incorporation to Provide for Officer Exculpation:

For	Against	Abstentions	Broker Non-Votes
266,220,807	35,233,110	870,182	42,325,852

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits

Exhibit Index
Exhibit Number	Description

3.1	Certificate of Amendment of Third Restated Certificate of Incorporation of Waste Management, Inc.

3.2	Fourth Restated Certificate of Incorporation of Waste Management, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 17, 2024	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer